     As filed with the Securities and Exchange Commission on June 5, 2001
                                             Registration No. 333-______________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          TBA ENTERTAINMENT CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                      62-1535897
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                16501 VENTURA BOULEVARD, ENCINO, CALIFORNIA 91436
               (Address of principal executive offices) (zip code)

           TBA ENTERTAINMENT CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                            RANDALL E. ROBERTS, ESQ.
                         WINSTEAD SECHREST & MINICK P.C.
                             5400 RENAISSANCE TOWER
                                 1201 ELM STREET
                               DALLAS, TEXAS 75270
                     (Name and address of agent for service)

                                 (214) 745-5400
          (Telephone number, including area code, of agent for service)


                                            CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                       Proposed                 Proposed
        Title of                Amount                 Maximum                   Maximum
    Securities to be             to be              Offering Price              Aggregate                Amount of
       Registered             Registered             Per Share(1)           Offering Price(1)        Registration Fee
------------------------- -------------------  ------------------------ ------------------------- -----------------------
Common Stock, $.001             400,000                 $3.825                 $1,530,000                 $382.50
par value per share
=========================================================================================================================

(1) Estimated on the basis of the average of the high and low prices of the Common Stock of the Registrant on the American Stock Exchange on June 1, 2001 solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

1.      PLAN INFORMATION.*

2.      REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

--------------------

* Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are incorporated herein by reference the following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001;

         (c) The description of the Registrant's common stock, par value $.001 per share (the "Common Stock"), contained in the Registrant's registration statement on Form 8-A under the Exchange Act (Registration No. 001-16299) filed by the registrant with the Commission, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.            DESCRIPTION OF SECURITIES.

         Not applicable. The Registrant's Common Stock has been registered under
Section 12 of the Exchange Act.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law (the "DGCL") provides that a corporation's certificate of incorporation may contain a provision which, subject to the limitations described below, would limit or eliminate a director's personal liability to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty. The DGCL prohibits the limitation of liability of a director (i) for breaches of the duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for transactions from which the director derived an improper personal benefit, or (iv) for the payment of unlawful dividends or expenditures of funds for unlawful stock purchases or redemptions. The Registrant's Certificate of Incorporation eliminates liability for monetary damages for breach of a director's fiduciary duty to the fullest extent possible under Delaware law.

         The DGCL permits a corporation to indemnify its directors, officers and employees. The DGCL allows for indemnification if the person acted in good faith and in a manner he or she believed to be in, or at least not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Under the DGCL, indemnification of officers, directors and employees is permissive; however, a director, officer, employee or agent of a corporation must be indemnified against expenses if he or she is successful on the merits or otherwise in defense of any action, suit or proceeding to which he or she was made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, unless otherwise set forth in the corporation's certificate of incorporation. A corporation may not indemnify a director or officer of the corporation in connection with a proceeding by or in the right of the corporation in which the director, officer, employee or agent was adjudged liable to the corporation pursuant to the DGCL. The DGCL does, however, permit indemnification in such a case if the Delaware Court of Chancery or the court in which such action or suit was brought determines that the person is fairly and reasonably entitled to indemnification. The Registrant's Certificate of Incorporation does not limit indemnification of directors, officers and employees.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

Exhibit Number        Description
--------------        -----------

      4.1             Specimen Common Stock Certificate(1)
      4.2             Paragraph 6 of the Charter of the Registrant(2)
      4.3             Specimen Warrant Certificate(2)
      5.1 Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered*
     10.1             TBA Entertainment Corporation Employee Stock Purchase
                      Plan*
     23.1 Consent of Winstead Sechrest & Minick P.C. (included as part of Exhibit 5.1)*
     23.2             Consent of Arthur Andersen LLP*
     24.1             Power of Attorney* (see page S-1 of this Registration
                      Statement)

-----------------------------
*filed herewith

         (1) Incorporated by reference to the same exhibit number in the Registrant's Registration Statement on Form SB-2 (Registration No. 33-69944).

         (2) Incorporated by reference to the same exhibit number in the Registrant's Registration Statement on Form SB-2 (Registration No. 33-97890).

ITEM 9.        UNDERTAKINGS.

        (a)    The Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hickory Valley, State of Tennessee, on June 5, 2001.



                                      TBA ENTERTAINMENT CORPORATION



                                      By:   /s/ Thomas Jackson Weaver III
                                            -----------------------------------
                                            Thomas Jackson Weaver III
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of TBA Entertainment Corporation, a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, hereby constitutes and appoints Thomas Jackson Weaver III and Bryan J. Cusworth, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments and post-effective amendments to the Registration Statement, and all other documents in connection therewith, to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  Signature                                   Title                                Date
                  ---------                                   -----                                ----

         /s/ Thomas Jackson Weaver III              Chairman of the Board and Chief            April 10, 2001
--------------------------------------------          Executive Officer (Principal
Thomas Jackson Weaver III                             Executive Officer)


         /s/ Bryan J. Cusworth                      Chief Financial Officer (Principal         April 10, 2001
--------------------------------------------          Accounting  and Financial Officer)
Bryan J. Cusworth



         /s/ Frank Bumstead                         Director                                   April 10, 2001
--------------------------------------------
Frank Bumstead



                                                    Director                                   April __, 2001
--------------------------------------------
Charles Flood



         /s/ Joseph C. Galante                      Director                                   April 10, 2001
--------------------------------------------
Joseph C. Galante



         /s/ S. Herbert Rhea                        Director                                   April 10, 2001
--------------------------------------------
S. Herbert Rhea



         /w/ W. Reid Sanders                        Director                                   April 10, 2001
--------------------------------------------
W. Reid Sanders



                                                    Director                                   April __, 2001
--------------------------------------------
Frank A. McKinnie Weaver, Sr.



         /s/ Kyle Young                             Director                                   April 10, 2001
--------------------------------------------
Kyle Young

                                  EXHIBIT INDEX


       Exhibit
       Number                    Description
       ------                    -----------
         4.1      Specimen Common Stock Certificate(1)

         4.2      Paragraph 6 of the Charter of the Registrant(2)

         4.3      Specimen Warrant Certificate(2)

         5.1 Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered*

        10.1      TBA Entertainment Corporation Employee Stock Purchase Plan*

        23.1 Consent of Winstead Sechrest & Minick P.C. (included as part of Exhibit 5.1)*

        23.2      Consent of Arthur Andersen LLP*

        24.1      Power of Attorney* (see page S-1 of this Registration
                  Statement)

------------------------
*filed herewith

         (1) Incorporated by reference to the same exhibit number in the Registrant's Registration Statement on Form SB-2 (Registration No. 33-69944).

         (2) Incorporated by reference to the same exhibit number in the Registrant's Registration Statement on Form SB-2 (Registration No. 33-97890).